UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 23, 2020

INDEPENDENT BANK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-7818 (Commission File No.)	38-2032782 (IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

(616) 527-5820
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers.

On June 23, 2020, Stephen A. Erickson, the Chief Financial Officer of Independent Bank Corporation (the “Company”), resigned from all positions he held with the Company and its subsidiaries.

(c)	Appointment of Certain Officers.

On June 23, 2020, the Company appointed Robert N. Shuster to serve as an Executive Vice President and the Chief Financial Officer of the Company and its wholly-owned subsidiary, Independent Bank. Mr. Shuster, age 62, previously served as the Company’s CFO from May 2001 until his retirement on January 31, 2020. He has agreed to serve as the Company's CFO until such time that the Company retains a permanent CFO to replace Mr. Erickson.

There are no arrangements or understandings between Mr. Shuster and any other person pursuant to which he was selected as an officer of the Company. Mr. Shuster is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2019, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Shuster had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

In his position of Chief Financial Officer, Mr. Shuster will serve on a part-time basis and will be paid based upon an annual salary of $290,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Dated: June 24, 2020	/s/ William B. Kessel
	By:	William B. Kessel
	Its:	President
and Chief Executive Officer